EXHIBIT 21 – Subsidiaries as of December 31, 2011

Name	State of Incorporation
1567 Media, LLC	DE
CC CV LP, LLC	DE
CCHCV LP, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel Airports of Georgia, Inc.	GA
Clear Channel Airports of Texas, JV	TX
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Digital, LLC	DE
Clear Channel Metra, LLC	DE
Clear Channel Outdoor Holdings Company Canada	DE
Clear Channel Outdoor, Inc.	DE
Clear Channel Peoples, LLC	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Clear Channel/Interstate Philadelphia, LLC	DE
Eller-PW Company, LLC	CA
Exceptional Outdoor Advertising, Inc.	FL
Get Outdoors Florida, LLC	FL
Interspace Airport Advertising International, LLC	PA
Interspace Services, Inc.	PA
Keller Booth Sumners Joint Venture	TX
Kelnic II Joint Venture	TX
Miami Airport Concession LLC	DE
Milpitas Sign Company, LLC	DE
Outdoor Management Services, Inc.	NV
Sunset Billboards, LLC	WA

Name	Country Of Incorporation
Adshel (Brazil) Ltda	Brazil
Adshel Ireland Limited	Ireland
Adshel Ltda	Brazil
Adshel Mexico	Mexico
Allied Outdoor Advertising Ltd.	United Kingdom
Arcadia Cooper Properties Ltd.	United Kingdom
Barrett Petrie Sutcliffe London Ltd.	United Kingdom
Barrett Petrie Sutcliffe Ltd.	United Kingdom
Bk Studi BV	Netherlands
C.F.D. Billboards Ltd. Clear Channel CAC AG	United Kingdom Switzerland
Clear Channel Haidemenos Media SA	Greece
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
CCO International Holdings BV	Netherlands
CCO Ontario Holdings, Inc.	Canada
China Outdoor Media Investment (HK) Co., Ltd.	Hong Kong
China Outdoor Media Investment, Inc.	British Virgin Islands
Clear Channel Adshel AS Clear Channel Affichage Virtuel	Norway France

Name	Country Of Incorporation
Clear Channel Affitalia SRL	Italy
Clear Channel AWI AG	Switzerland
Clear Channel Baltics & Russia Limited	Russia
Clear Channel Baltics & Russia AB	Sweden
Clear Channel Banners Limited	United Kingdom
Clear Channel Belgium SA	Belgium
Clear Channel Brazil Holding S/A	Brazil
Clear Channel (Central) Ltd.	United Kingdom
Clear Channel CV	Netherlands
Clear Channel Danmark A/S	Denmark
Clear Channel Entertainment of Brazil Ltda	Brazil
Clear Channel Espana SL	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Estonia OU	Estonia
Clear Channel European Holdings SAS	France
Clear Channel Felice GmbH	Switzerland
Clear Channel France SA	France
Clear Channel GmbH	Switzerland
Clear Channel Hillenaar BV	Netherlands
Clear Channel Holding AG	Switzerland
Clear Channel Holding Italia SPA	Italy
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel Hong Kong Ltd.	Hong Kong
Clear Channel International Limited	United Kingdom
Clear Channel Ireland Ltd.	Ireland
Clear Channel Italy Outdoor SRL	Italy
Clear Channel Jolly Pubblicita SPA	Italy
Clear Channel KNR Neth Antilles NV	Netherlands Antilles
Clear Channel Latvia	Latvia
Clear Channel Lietuva	Lithuania
Clear Channel (Midlands) Ltd.	United Kingdom
Clear Channel NI Ltd.	United Kingdom
Clear Channel (Northwest) Ltd.	United Kingdom
Clear Channel Norway AS	Norway
Clear Channel Outdoor Company Canada	Canada
Clear Channel Outdoor Hungary KFT	Hungary
Clear Channel Outdoor Mexico SA de CV	Mexico
Clear Channel Outdoor Mexico, Operaciones SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Administrativos, SA de CV	Mexico
Clear Channel Outdoor Mexico, Servicios Corporativos, SA de CV	Mexico
Clear Channel Outdoor Pty Ltd.	Australia
Clear Channel Outdoor Spanish Holdings S.L.	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Plakanda Aida GmbH	Switzerland
Clear Channel Plakanda GmbH	Switzerland
Clear Channel Poland Sp ZO.o.	Poland
Clear Channel Romania SRL	Romania

Name	Country Of Incorporation
Clear Channel Rooftop SRL	Romania
Clear Channel Sales AB	Sweden
Clear Channel Sao Paulo Participacoes Ltda	Brazil
Clear Channel (Scotland) Ltd.	Scotland
Clear Channel Schweiz AG	Switzerland
Clear Channel Singapore Pte Ltd.	Singapore
Clear Channel Smartbike	France
Clear Channel Solutions Ltd.	United Kingdom
Clear Channel South America S.A.C.	Peru
Clear Channel (South West) Ltd.	United Kingdom
Clear Channel Suomi Oy	Finland
Clear Channel Sverige AB	Sweden
Clear Channel Tanitim Ve Iletisim AS	Turkey
Clear Channel UK Ltd	United Kingdom
Clear Channel UK One Ltd.	United Kingdom
Clear Channel UK Two Ltd.	United Kingdom
Clear Channel UK Three Ltd.	United Kingdom
Clear Media Limited	Bermuda
Comurben SA	Morocco
Defi Belgium	Belgium
Defi Czecia	Czech Republic
Defi Deutschland GmbH	Germany
Defi France SAS	France
Defi Group Asia	Hong Kong
Defi Group SAS	France
Defi Italia SPA	Italy
Defi Neolux	Portugal
Defi Poland SP ZO.o	Poland
Defi Hungary Kft	Hungary
Eller Holding Company Cayman I	Cayman Islands
Eller Holding Company Cayman II	Cayman Islands
Eller Media Asesorias Y Comercializacion Publicitaria Ltda	Chile
Eller Media Servicios Publicitarios Ltda	Chile
Epiclove Ltd.	United Kingdom
Equipamientos Urbanos de Canarias SA	Spain
Equipamientos Urbanos Del Sur SL	Spain
Equipamientos Urbanos - Gallega de Publicidad Disseno AIE	Spain
FM Media Ltd.	United Kingdom
Foxmark UK Ltd.	United Kingdom
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor SA	Chile
Grosvenor Advertising Ltd.	United Kingdom
Hainan Whitehorse Advertising Media Investment Company Ltd.	China
Hillenaar Outdoor Advertising BV	Netherlands
Hillenaar Services BV	Netherlands
Iberdefi (Espagne)	Spain
Illuminated Awnings Systems Ltd.	Ireland
Infotrak SA	Switzerland
Interpubli Werbe AG	Switzerland

Name	Country Of Incorporation
Interspace Airport Advertising Australia Pty Ltd.	Australia
Interspace Costa Rica Airport Advertising SA	Costa Rica
Interspace Airport Advertising Curacao NV	Netherlands Antilles
Interspace Airport Advertising Netherlands Antilles NV	Netherlands Antilles
Interspace Airport Advertising West Indies Ltd.	West Indies
Interspace Airport Advertising New Zealand Ltd. Interspace Airport Advertising Grand Cayman Interspace Airport Advertising Trinidad & Tobago Ltd.	New Zealand Cayman Islands Republic of Trinidad & Tobago
Interspace Airport Advertising TCI Ltd.	Turks & Caicos
KMS Advertising Ltd.	United Kingdom
L & C Outdoor Ltda.	Brazil
Landimat	France
Mars Reklam Ve Producksiyon AS Maurice Stam Ltd.	Turkey United Kingdom
Metrabus	Belgium
Ming Wai Holdings Ltd.	British Virgin Islands
More O’Ferrall Ireland Ltd.	Ireland
Multimark Ltd.	United Kingdom
Nitelites (Ireland) Ltd.	Ireland
Outdoor Advertising BV	Netherlands
Outstanding Media I Stockholm AB	Sweden
Paneles Napsa. S.A.	Peru
Parkin Advertising Ltd.	United Kingdom
Plakanda Ofex AG	Switzerland
Plakatron AG	Switzerland
Postermobile Advertising Ltd.	United Kingdom
Postermobile Ltd.	United Kingdom
Premium Holdings Ltd.	United Kingdom
Premium Outdoor Ltd.	United Kingdom
Procom Publicidade via Publica Ltda	Chile
PTKC Rotterdam BV	Netherlands
Publicidade Klimes Sao Paulo Ltda	Brazil
Racklight SA de CV	Mexico
Regentfile Ltd.	United Kingdom
Reklameburo Brouwer en Partners Nijmegen BV	Netherlands
Rockbox Ltd.	United Kingdom
SC Overtop Services SRL SC Q Panel SRL	Romania Romania
Service2Cities SA	Belgium
Simon Outdoor Ltd.	Russia
Sites International Ltd. Super Signs Ltd. Supersigns Polska SP ZO.o.	United Kingdom Bahamas Poland
Team Relay Ltd.	United Kingdom
The Canton Property Investment Co. Ltd.	United Kingdom
The Kildoon Property Co. Ltd.	United Kingdom
Torpix Ltd.	United Kingdom
Town & City Posters Advertising. Ltd.	United Kingdom
Tracemotion Ltd.	United Kingdom

Name	Country Of Incorporation
Trainer Advertising Ltd.	United Kingdom
Urban Media SA Urban View Upright Sprl	Belgium Norway Belgium
Vision Posters Ltd.	United Kingdom
ZAO Defi Russie	Russia

Adshel Street Furniture Pty Ltd.

Citysites Outdoor Advertising (West Australia) Pty Ltd.

Adshel New Zealand Ltd.

Citysites Outdoor Advertising (South Australia) Pty Ltd.

Citysites Outdoor Advertising (Albert) Pty Ltd.

Street Furniture (NSW) Pty Ltd.

Urban Design Furniture Pty Ltd.

Citysites Outdoor Advertising Pty Ltd.

Perth Sign Company Pty Ltd.

Phillips Neon Pty Ltd.

Shelter Advertising Pty Ltd

CR Phillips Investments Pty Ltd.

Phillips Finance Pty Ltd.

Australia Australia New Zealand Australia Australia Australia Australia Australia Australia Australia Australia Australia Australia